EXHIBIT 99.1

Contact:
Express-1 Expedited Solutions, Inc.
Jeff Curry
269-695-4955
JeffC@express-1.com
EXPRESS-1 EXPEDITED SOLUTIONS REPORTS IMPOVED PROFITABILITY AND
CONTINUED REVENUE GROWTH IN THE THIRD QUARTER OF 2006
Company Increases Fleet Size by 30%; Reports 26% Gross Margin
and Further Improvement in Operating Leverage
BUCHANAN, Mich. – November 2, 2006 – Express-1 Expedited Solutions, Inc. (Express-1, or the Company) (AMEX: XPO) today announced its financial results for the third quarter ended September 30, 2006.
For the third quarter of 2006, revenues increased to $10.9 million from $9.5 million in the third quarter of 2005. The Company’s GAAP net income for the third quarter of 2006 was $905,000, or $0.03 per share. This compares with a GAAP net loss of $551,000, or $0.02 per share, for the third quarter last year, which includes $490,000 in restructuring charges. EBITDA for the third quarter of 2006 was $1.2 million, compared with $331,000 for the year-ago quarter. Please refer to Table 1 for a reconciliation of net income, as reported, to EBITDA.
“Express-1 continued to outperform the expedite industry this quarter on the top line and in other key areas including growth in fleet size and loaded miles,” said Michael Welch, the Company’s president and chief executive officer. “We continued to execute successfully on our strategy during the quarter, increasing our capacity by further expanding the size of our fleet, and growing our market share through new accounts and additional business from existing accounts. As a result, our Express-1 fleet size increased 30% from the third quarter of 2005, utilization remained strong, and our core Express-1 business generated a 19% increase in revenue. At the same time, our Evansville operation posted 10% revenue growth year-over-year.”
The Company’s Chief Financial Officer Mark Patterson said, “Thanks to our lean cost structure and asset-light business model, our core business produced further improvements in gross margin and operating leverage this quarter. We continue to be cautious about adding employees and careful in our spending, and our reliance on independent owner-operators supplemented by brokerage through third-party carriers maximizes our operational efficiency. Gross margin increased to 26.2% from 21.7% for the third quarter of 2005. In combination with the elimination of prior restructuring expenses and improved SG&A leverage, this enabled us to deliver substantial increases in EBITDA and net income for the quarter.”

Additional Third-Quarter Financial Information
▪	Operating expenses, which consist primarily of payment for owner-operator and partner trucking services, fuel, maintenance and insurance costs, increased to $8.0 million for the third quarter of 2006 from $7.5 million a year earlier.

▪	Gross profit for the third quarter of 2006 improved to $2.9 million, or 26% of consolidated revenue, from $2.1 million, or 22% of consolidated revenue, for the third quarter of 2005.

▪	Selling, general and administrative expenses (SG&A) were $1.9 million, down 26% from $2.6 million for the third quarter of 2005. Approximately $490,000 in restructuring charges were recorded in the third quarter of 2005 and are included in SG&A expenses for that period.

▪	Operating ratio improved by 13.6% to 91.3% percent for the third quarter of 2006, from 105.6% for the year-earlier quarter.
Outlook and Financial Guidance
“Looking ahead to the fourth quarter, we believe the momentum we have generated with owner operators and with our customers will drive further growth in our business,” Welch said. “Our goal is to create a solid and sustainable strategic direction for Express-1. As the Company announced last month, we were successful in recruiting John Affleck-Graves, executive vice president at Notre Dame, as the newest member of our board. John brings us experience we can deploy for exactly this purpose, and we are thrilled to have him serving in this capacity. We are confident in our business model and believe that, by remaining conservative and goal-focused in our approach, we will be able to continue delivering on our targets for growth and profitability.”
Express-1 reiterated its previously announced guidance for full year 2006. The Company continues to expect that revenue for 2006 will be in the range of $39 million to $42 million, representing approximately 17% to 18% growth in the Company’s remaining operations. The Company expects full-year net income in the range of $0.10 to $0.12 per share based on its current shares outstanding.
Conference Call/Webcast Information
Management will conduct a conference call this morning at 10:00 a.m. ET to discuss the Company’s third-quarter financial results. Those interested in accessing a live or archived webcast of the call should visit the Company’s website at www.express-1.com. Those wishing to take part in the live teleconference call can dial 201-689-8049 or 877-407-9210. A playback will be available through midnight on November 10, 2006. To listen to the playback, please call 201-612-7415 or 877-660-6853. Use account number 286 and conference ID number 216706.
About Express-1 Expedited Solutions, Inc.
Express-1 provides expedited transportation services to more than 1,000 organizations, ranging from mid-sized companies to the Fortune 500. The Company specializes in same-day and next-day pick up and delivery. To maximize flexibility and minimize overhead, Express-1 maintains a non-asset-based business model and utilizes a fleet of professional, independent owner operators. The Company has a state-of-the-art 24/7 call center utilizing an advanced communications technology and dispatch infrastructure that covers the 48 continental U.S. states and Canada. Express-1 Expedited Solutions , Inc. is publicly traded on the American Stock Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.
Use of GAAP and Non-GAAP Measures
In addition to results presented in accordance with generally accepted accounting principles (GAAP), the Company has included “EBITDA”, a non-GAAP financial measure. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. In addition, the Company excludes from its EBITDA calculation the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and certain other charges, and includes in the EBITDA calculation selected financial data related to various Company acquisitions. A reconciliation of EBITDA to the most directly comparable GAAP financial measure is set forth herein.
Management believes the use of non-GAAP financial measures provides useful information to investors to assist them in understanding the underlying operational performance of the Company. Specifically, management believes EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, making comparisons between companies’ earnings power more meaningful and providing consistent period-over-period comparisons of the Company’s performance. The Company uses these non-GAAP financial measures internally to measure its ongoing business performance and in reports to bankers to permit monitoring of the Company’s ability to pay outstanding liabilities.
Express-1 Expedited Solutions, Inc.
EBITDA Reconciliation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income (loss) as reported	$905,000	$(551,000)	$2,310,000	$(6,413,000)
Income tax (benefit) provision	—	—	—	—
Interest expense	54,000	56,000	162,000	133,000
Depreciation and amortization	236,000	336,000	749,000	1,176,000
Restructuring, exit and	—	490,000	—	4,448,000

EBITDA	$1,195,000	$331,000	$3,221,000	$(656,000)

Express-1 Expedited Solutions, Inc.
Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Revenues
Operating revenue	$10,851,000	$9,512,000	$31,526,000	$30,150,000

Expenses:
Direct expenses	8,005,000	7,448,000	23,391,000	23,898,000

Gross profit	2,846,000	2,064,000	8,135,000	6,252,000

Sales, general and administrative expense	1,861,000	2,069,000	5,505,000	8,084,000
Restructuring, exit and consolidation expense	—	490,000	—	4,448,000

Total sales, general and administrative expense	1,861,000	2,559,000	5,505,000	12,532,000

Other expense	26,000	—	158,000	—
Interest Expense	54,000	56,000	162,000	133,000

Income (loss) before income tax provision	905,000	(551,000)	2,310,000	(6,413,000)

Income tax (benefit) provision	—	—	—	—

Net income (loss)	$905,000	$(551,000)	$2,310,000	$(6,413,000)

Basic income (loss) per common share	0.03	(0.02)	0.09	(0.24)

Basic weighted average common shares outstanding	26,285,241	26,385,577	26,285,104	26,605,712

Diluted income (loss) per common share	0.03	(0.02)	0.09	(0.24)

Diluted weighted average common shares outstanding	26,714,541	26,385,577	26,441,175	26,605,712

Express-1 Expedited Solutions, Inc.
Balance Sheet
(unaudited)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$129,000	$386,000
Accounts receivable, net of allowances of $573,000 and $732,000, respectively
	5,662,000	4,434,000
Prepaid expenses	229,000	326,000
Other current assets	76,000	77,000
Deferred tax asset, current	500,000	500,000

Total current assets	6,596,000	5,723,000

Property and equipment, net of accumulated depreciation	2,468,000	2,229,000

Goodwill	3,567,000	3,567,000
Identified intangible assets, net of accumulated amortization	4,305,000	4,629,000
Loans and advances	153,000	439,000
Deferred tax asset, long term	1,504,000	1,504,000
Other long term assets	419,000	363,000

	$19,012,000	$18,454,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$685,000	$924,000
Accrued salaries and wages	422,000	397,000
Accrued expenses, other	1,412,000	2,721,000
Current maturities of long term debt	177,000	242,000
Other current liabilities	191,000	97,000

Total current liabilities	2,887,000	4,381,000

Line of credit	2,265,000	1,764,000
Notes payable and capital leases, net of current maturities	94,000	824,000
Other long-term liabilities	91,000	199,000

Total long-term liabilities	2,450,000	2,787,000

Stockholders’ equity:
Preferred stock, $ par value; 10,000,000 shares no shares issued or outstanding	—	—

Common stock, $ par value; 100,000,000 shares authorized; 26,466,037 and 26,465,034 shares issued and 26,286,037 and 26,285,034 shares outstanding
	26,000	26,000

Additional paid-in capital	20,391,000	20,312,000

Accumulated deficit	(6,635,000)	(8,945,000)

Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)

Total stockholders’ equity	13,675,000	11,286,000

	$19,012,000	$18,454,000

Selected Financial Data
For the three months ended, September 30, 2006

						Express-1
	Express-1	Evansville		Core		Expedited
	Expedited	Dedicated	Corporate	Business	Other	Solutions, Inc.

Operating Revenues	$9,589,000	$1,261,000	$—	$10,850,000	$1,000	$10,851,000

Operating Expenses	6,987,000	984,000	—	7,971,000	34,000	8,005,000

Sales, general and administrative expenses (1)	1,556,000	148,000	377,000	2,081,000	(140,000)	1,941,000

Restructuring expenses	—	—	—	—	—	—

Net income (loss) before provision (benefit) for taxes	$1,046,000	$129,000	$(377,000)	$798,000	$107,000	$905,000

Restructuring expenses	$—	$—	$—	$—	$—	$—
Depreciation and amortization	188,000	48,000	—	236,000	—	236,000
Interest espense, net	—	—	54,000	54,000	—	54,000
Taxes	—	—	—	—	—	—

EBITDA	$1,234,000	$177,000	$(323,000)	$1,088,000	$107,000	$1,195,000

(1)	For the purpose of calculating EBITDA, approximately $80,000 of “Interest and other income and expense” has been classified within the line item “Selling, general and admministrative expenses.”
Selected Financial Data
For the three months ended, September 30, 2005

						Express-1
	Express-1	Evansville		Core		Expedited
	Expedited	Dedicated	Corporate	Business	Other	Solutions, Inc.

Operating Revenues	$8,087,000	$1,152,000	$—	$9,239,000	$273,000	$9,512,000

Operating Expenses	6,081,000	989,000	—	7,070,000	378,000	7,448,000

Sales, general and administrative expenses (1)	1,365,000	122,000	541,000	2,028,000	97,000	2,125,000

Restructuring expenses	—	—	490,000	490,000	—	490,000

Net income (loss) before provision (benefit) for taxes	$641,000	$41,000	$(1,031,000)	$(349,000)	$(202,000)	$(551,000)

Restructuring expenses	$—	$—	$490,000	$490,000	$—	$490,000
Depreciation and amortization	193,000	97,000	49,000	339,000	(3,000)	336,000
Interest espense, net	—	—	56,000	56,000	—	56,000
Taxes	—	—	—	—	—	—

EBITDA	$834,000	$138,000	$(436,000)	$536,000	$(205,000)	$331,000

(1)	For the purpose of calculating EBITDA, approximately $56,000 of “Interest and other income and expense” has been classified within the line item “Selling, general and admministrative expenses.”

Selected Financial Data
For the nine months ended, September 30, 2006

						Express-1
	Express-1	Evansville		Core		Expedited
	Expedited	Dedicated	Corporate	Business	Other	Solutions, Inc.

Operating Revenues	$27,833,000	$3,692,000	$—	$31,525,000	$1,000	$31,526,000

Operating Expenses	20,345,000	2,964,000	—	23,309,000	82,000	23,391,000

Sales, general and administrative expenses (1)	4,425,000	471,000	1,087,000	5,983,000	(158,000)	5,825,000

Restructuring expenses	—	—	—	—	—	—

Net income (loss) before provision (benefit) for taxes	$3,063,000	$257,000	$(1,087,000)	$2,233,000	$77,000	$2,310,000

Restructuring expenses	$—	$—	$—	$—	$—	$—
Depreciation and amortization	607,000	142,000	—	749,000	—	749,000
Interest espense, net	—	—	162,000	162,000	—	162,000
Taxes	—	—	—	—	—	—

EBITDA	$3,670,000	$399,000	$(925,000)	$3,144,000	$77,000	$3,221,000

(1)	For the purpose of calculating EBITDA, approximately $320,000 of “Interest and other income and expense” has been classified within the line item “Selling, general and admministrative expenses.”
Selected Financial Data
For the nine months ended, September 30, 2005

						Express-1
	Express-1	Evansville		Core		Expedited
	Expedited	Dedicated	Corporate	Business	Other	Solutions, Inc.

Operating Revenues	$22,154,000	$3,281,000	$—	$25,435,000	$4,715,000	$30,150,000

Operating Expenses	16,582,000	3,045,000	—	19,627,000	4,271,000	23,898,000

Sales, general and administrative expenses (1)	4,549,000	475,000	1,912,000	6,936,000	1,281,000	8,217,000

Restructuring expenses	—	—	4,448,000	4,448,000	—	4,448,000

Net income (loss) before provision (benefit) for taxes	$1,023,000	$(239,000)	$(6,360,000)	$(5,576,000)	$(837,000)	$(6,413,000)

Restructuring expenses	$—	$—	$4,448,000	$4,448,000	$—	$4,448,000
Depreciation and amortization	578,000	311,000	200,000	1,089,000	87,000	1,176,000
Interest espense, net	—	—	133,000	133,000	—	133,000
Taxes	—	—	—	—	—	—

EBITDA	$1,601,000	$72,000	$(1,579,000)	$94,000	$(750,000)	$(656,000)

(1)	For the purpose of calculating EBITDA, approximately $133,000 of “Interest and other income and expense” has been classified within the line item “Selling, and admministrative expenses.”
The selected financial data above represents “reporting units” within the Company. The subtotal entitled “Core Business” represents the operations remaining after the completion of the restructuring plan, and is intended only to give the reader the ability to view what are now our ongoing operations, exclusive of the closed operations. The column entitled “Other” represents services or location revenue and expenses that have primarily been eliminated based on the restructuring plan implemented in the fourth quarter of 2004. Remaining expense items reflected within this column include real estate leases, equipment termination costs and impairment charges associated with equipment and property no longer in use. None of our reporting units met the quantitative criteria required for segment reporting. For purposes of the selected financial tables above, we have included Interest Expense and Other Expense within the line item Sales, General and Administrative Expenses.